7BF Putnam Income Strategies Fund attachment
2/28/06 Annual

Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:


72DD1 (000s omitted)

Class A	211
Class B	1
Class C	1

72DD2 (000s omitted)

Class M	0
Class R	0
Class Y	0

73A1

Class A	0.3503
Class B	0.1453
Class C	0.1433

73A2

Class M	0.1533
Class R	0.1603
Class Y	0.1493

74U1 (000s omitted)

Class A	823
Class B	22
Class C	21

74U2 (000s omitted)

Class M	9
Class R	0
Class Y	0

74V1

Class A	10.44
Class B	10.43
Class C	10.43

74V2

Class M	10.43
Class R	10.44
Class Y	10.45




Additional Information About Errors and Omissions Policy--Item
85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.